                                                                    Exhibit 99.1

                                  CONTACT:  James R. Rice, Senior Vice President
                                                                  (508) 984-6102

FOR IMMEDIATE RELEASE


                SEACOAST FINANCIAL SERVICES CORPORATION ANNOUNCES
                   32% INCREASE IN 2002 FIRST QUARTER EARNINGS
                             QUARTERLY CASH DIVIDEND
               NAMED A "SUPERSTAR 10" COMPANY BY THE BOSTON HERALD

April 25, 2002 - New Bedford, MA - Seacoast Financial Services Corporation (Nasdaq NMS: SCFS) holding company for Compass Bank and Nantucket Bank, today announced consolidated net income of $8,874,000, or $.38 per diluted share for the quarter ended March 31, 2002, a 31.8% increase in earnings when compared to consolidated net income of $6,731,000, or $.28 per diluted share, for the quarter ended March 31, 2001. Included in net income for March 31, 2001 was a non-recurring tax benefit of $432,000 and the amortization of $606,000 of Goodwill associated with the Nantucket Bank acquisition. Exclusive of these non-recurring items, net income was $6,905,000, representing an increase of 28.5% between quarters. Nantucket Bank, acquired on December 31, 2000 and included in the Company's results of operations, contributed $1,197,000 or 13.5% of the first quarter earnings in 2002.

Commenting on these results, President and Chief Executive Officer Kevin G. Champagne stated, "The solid increase in quarterly earnings is especially gratifying in light of contracting economic conditions that existed throughout much of 2001 and the somewhat tenuous improvement in economic conditions that characterized the fourth quarter of 2001 as well as the first quarter of 2002. Over the coming months, we expect to see a more material and sustained economic vitality for many of our local, tourist-destination markets, including the SouthCoast, Cape Cod, Martha's Vineyard and Nantucket. We are hopeful that these conditions will continue to improve and, in turn spread to other sectors of the local economy in 2002 and beyond."

"We are also delighted to report the addition of Seacoast Financial to the Standard & Poors SmallCap 600 Index effective April 18, 2002 and we are confident that this will provide additional visibility for the Company going forward. Additionally, we are pleased to announce that today, Seacoast Financial was named one of the "Superstar 10" by the Boston Herald in its Herald Hundred report of top performing Massachusetts companies for 2001."

Net interest income totaled $28,795,000 for the quarter ended March 31, 2002 compared to $23,933,000 in the same period in 2002, an increase of $4,862,000, or 20.3%. This increase was attributable to the increase in average interest-earning assets during the most recent quarter as well as the change in the deposit structure of the balance sheet. The net interest margin for the quarter ended March 31, 2002 was 3.58% compared to 3.46% for the same period in 2001 and 3.49% in the fourth quarter of 2001. The improvement in net interest margin reflects the continued decline in the cost of funds as well as the migration away from term deposit accounts to the more liquid savings and low cost transaction accounts. Deposits have increased 12%, or $242,502,000 from March 31, 2001 to March 31, 2002. Savings accounts increased by $254,203,000 for this period while non-interest checking accounts grew $19,582,000 and term deposit accounts declined by $31,283,000. This net repositioning has created a more favorable funding environment and has had a positive effect on the net interest margin line.

Noninterest income increased $141,000, or 4.6%, during the quarter ended March 31, 2002 compared to the same period in 2001. Exclusive of the net gains on sales of investments ($141,000) in the first quarter of 2002, noninterest income was flat quarter to quarter.

Noninterest expenses increased $1,082,000, or 6.8%, in the quarter ended in March 31, 2002 compared to the same period in 2001. Exclusive of the amortization of Goodwill recorded in the first quarter of 2001 ($606,000), noninterest expense increased $1,688,000 or 11.1%. Increases were principally seen in salaries and employee benefits ($1,414,000), other noninterest expenses ($423,000), data processing ($115,000), and occupancy and equipment expenses ($15,000) offset by a decline in marketing expenses ($146,000) and professional services ($198,000). Operating expense increases were generally attributable to franchise expansion including a new branch and increased staffing levels, the start-up of private banking services and growth in the number of loan and deposit customers.

The allowance for loan losses was $30.3 million, or 1.15% of loans, at March 31, 2002, compared with $29.5 million, or 1.15% of loans, at December 31, 2001. Non-performing loans were $12.2 million or 0.46% of total loans at March 31, 2002, compared to $13.4 million, or 0.52% of total loans, at December 31, 2001. Non-performing assets were $13.6 million or 0.39% of total assets at March 31, 2002, compared to $14.5 million, or 0.43% of total assets, at December 31, 2001. While management is cautious about the impact of an economic slowdown, the overall levels of charge-offs, delinquencies and non-performing loans still remain at reasonable levels.

Today, the Board of Directors announced a quarterly cash dividend of $ .10 per share. The dividend is payable on May 24, 2002 to stockholders of record on May 10, 2002.

The 2002 Annual Meeting of Stockholders of Seacoast Financial Services Corporation will be held on Thursday, May 16, 2002 at 10:00 a.m., local time, at The New Bedford Whaling Museum, 18 Johnny Cake Hill, New Bedford, Massachusetts.

Seacoast Financial Services Corporation is the holding company for Compass Bank and Nantucket Bank and is headquartered in New Bedford, Massachusetts. Compass Bank is a $3.0 billion state chartered savings bank serving Southeastern Massachusetts through a network of 39 full service branch offices and 7 remote ATMs, a customer call center and on-line banking at WWW.COMPASSBANK.COM. Nantucket Bank is a $400 million state chartered savings bank serving Nantucket Island with 3 full service branch offices. The banks provide a wide array of financial services including consumer banking, mortgage lending, commercial lending, consumer finance and alternative investments to retail and business customers.

THE FOREGOING CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE NOT HISTORICAL FACTS AND INCLUDE EXPRESSIONS ABOUT MANAGEMENT'S CONFIDENCE AND STRATEGIES AND MANAGEMENT'S EXPECTATIONS ABOUT NEW AND EXISTING PROGRAMS AND PRODUCTS, RELATIONSHIPS, OPPORTUNITIES, TECHNOLOGY AND MARKET CONDITIONS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THESE INCLUDE, BUT ARE NOT LIMITED TO, THE DIRECTION OF MOVEMENTS IN INTEREST RATES, THE POSSIBILITY OF DISRUPTION IN CREDIT MARKETS, SUCCESSFUL IMPLEMENTATION AND INTEGRATION OF ACQUISITIONS, THE EFFECTS OF ECONOMIC CONDITIONS AND THE IMPACT OF LEGAL AND REGULATORY BARRIERS AND STRUCTURES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. SEACOAST FINANCIAL ASSUMES NO OBLIGATION FOR UPDATING ANY SUCH FORWARD-LOOKING STATEMENTS AT ANY TIME.

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES
                                 (Nasdaq: SCFS)
                   Selected Consolidated Financial Information
                  (Dollar in thousands, except per share data)
                                   (Unaudited)

                                                                                        Three Months Ended
                                                                            ---------------------------------------
                                                                                     March 31,        December 31,
                                                                            ---------------------------------------
                                                                                 2002         2001          2001
                                                                                 ----         ----          ----
Interest income
  Loans .................................................................. $    46,923   $    47,212   $    48,255
  Investments.............................................................       6,277         5,452         6,163
                                                                            ----------    ----------    ----------
    Total interest income ................................................      53,200        52,664        54,418

Interest expense..........................................................      24,405        28,731        26,951
                                                                            ----------    ----------    ----------
Net interest income.......................................................      28,795        23,933        27,467

Provision for loan losses.................................................       1,535         1,400         1,750
                                                                            ----------    ----------    ----------
Net interest income after provision.......................................      27,260        22,533        25,717
                                                                            ----------    ----------    ----------
Noninterest income
  Net gain on sale of loans and securities ...............................         224            38           583
  Fees and other income ..................................................       2,981         3,026         5,511
                                                                            ----------    ----------    ----------
    Total non interest income ............................................       3,205         3,064         6,094
                                                                            ----------    ----------    ----------
Noninterest expense
  Salaries and employee benefits .........................................       9,413         7,999         8,798
  Amortization of intangibles ............................................         195           736           757
  Other non interest expense .............................................       7,281         7,072         7,956
                                                                            ----------    ----------    ----------
    Total non interest expense ...........................................      16,889        15,807        17,511
                                                                            ----------    ----------    ----------
Income before taxes.......................................................      13,576         9,790        14,300
Income taxes..............................................................       4,702         3,059         5,099
                                                                            ----------    ----------    ----------
Net income................................................................ $     8,874   $     6,731   $     9,201
                                                                            ==========    ==========    ==========
Net income per share -- diluted........................................... $      0.38   $      0.28   $      0.39
                                                                            ==========    ==========    ==========
Net income per share -- basic............................................. $      0.39   $      0.29   $      0.40
                                                                            ==========    ==========    ==========
Weighted average common and common stock equivalent
   shares outstanding -- diluted .........................................  23,524,716    23,734,187    23,600,200
                                                                            ==========    ==========    ==========
Weighted average common
   shares outstanding -- basic ...........................................  23,004,842    23,483,824    23,210,981
                                                                            ==========    ==========    ==========

            SEACOAST FINANCIAL SERVICES CORPORATION AND SUBSIDIARIES
           Selected Consolidated Financial and Statistical Information
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                         March 31, 2002    December 31, 2001    March 31, 2001
                                                         --------------    -----------------    --------------
Total assets.........................................       $ 3,450,412          $ 3,347,467       $ 3,023,964
Investment securities................................           541,575              467,176           304,681
Loans, net of unearned discount......................         2,641,336            2,574,982         2,452,846
Allowance for loan losses............................            30,332               29,513            26,213
Deposits.............................................         2,253,111            2,192,357         2,010,609
Borrowings...........................................           857,375              823,341           692,402
Stockholders' equity.................................           309,329              305,724           293,548
Number of shares outstanding.........................        24,238,886           24,319,136        24,853,361
Book value per share.................................             12.76                12.57             11.81
Tangible book value per share........................             11.27                11.08             10.32
Equity-to-assets ratio...............................             8.96%                9.13%             9.71%
Non-performing assets................................            13,576               14,483             8,757
Non-performing assets to total assets................             0.39%                0.43%             0.29%
Non-performing loans.................................            12,194               13,408             8,295
Non-performing loans to total loans..................             0.46%                0.52%             0.34%


                                                                     Three Months Ended
                                                                 March 31,       December 31,
                                                               -------------     ------------
Yields:                                                        2002     2001         2001
                                                               ----     ----         -----
Loans    ............................................          7.12%    7.79%        7.35%
Investments..........................................           4.33     6.36         4.66
Yield on earning assets..............................           6.62     7.61         6.90
Non-time deposits....................................           1.58     1.83         1.73
Time deposits........................................           3.89     6.11         4.70
Borrowed funds.......................................           5.07     5.85         5.33
Cost of funds .......................................           3.40     4.66         3.83
Net interest spread..................................           3.22     2.95         3.07
Net interest margin..................................           3.58     3.46         3.49
Return on average assets (annualized)................           1.04     0.92         1.10
Return on average equity (annualized)................          11.54     9.26        12.03
Efficiency ratio (1).................................          51.66    55.82        52.26(2)


(1)  Excludes amortization of intangibles
(2)  Excludes gain on pension plan settlement recognized in 2001